Exhibit 99.1

PRESS RELEASE

AbbVie Reports Fourth-Quarter and Full-Year 2013 Financial Results

•                 Reports Fourth-Quarter Adjusted EPS of $0.82 (GAAP EPS of $0.70); Reports Full-Year Adjusted EPS of $3.14 (GAAP EPS of $2.56)

•                 Delivers Fourth-Quarter Revenue of $5.1 Billion; Global HUMIRA Sales Growth of 13.4 Percent

•                 Completes Successful First Year as an Independent Company, with Strong Execution Across Commercial, Regulatory, Clinical, Operational and Financial Objectives

•                 Announces Completion of Phase 3 HCV Program, Including Compelling Results From Remaining Four Phase 3 Studies (See Separate News Release Issued Today)

•                 Now Expects U.S. HCV Therapy Approval in 2014

•                 With Record Number of Programs Currently in Late-Stage Development, Pipeline Continues to Advance in 2014 With Numerous Data Milestones, Phase Transitions, and Regulatory Submissions for Two Major Pipeline Assets in HCV and Neuroscience

•                 Issues 2014 Adjusted EPS Guidance of $3.00 to $3.10, or $2.63 to $2.73 on a GAAP Basis

NORTH CHICAGO, Ill., Jan. 31, 2014 – AbbVie (NYSE:ABBV) today announced financial results for the fourth quarter and full year ended Dec. 31, 2013.

“We are pleased with AbbVie’s performance in our first full year as an independent biopharmaceutical company,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “We achieved all of the objectives we set forth for 2013, exceeded our original earnings guidance, and established a solid foundation for the future. We intend to build on this momentum in 2014 as we invest in our key products, advance our pipeline, and prepare for significant product launches that will drive growth in 2015 and beyond.”

Fourth-Quarter Results

•                 Worldwide sales were $5.111 billion in the fourth quarter, down 1.8 percent. On an operational basis, sales decreased 1.1 percent, excluding a 0.7 percent unfavorable impact from foreign exchange rate fluctuations. Excluding sales from our lipid franchise due to the loss of exclusivity, sales increased 7.9 percent on an operational basis in the quarter.

•                 Fourth-quarter sales were led by the continued strength of HUMIRA. Global HUMIRA sales increased 13.4 percent. U.S. HUMIRA sales grew 18.1 percent.

Fourth-Quarter Results (continued)

•                 Fourth-quarter adjusted gross margin ratio was 77.1 percent, excluding intangible asset amortization and other specified items. The gross margin ratio under U.S. generally accepted accounting principles (GAAP) was 74.9 percent.

•                 Adjusted selling, general and administrative (SG&A) expense was 26.5 percent of sales in the fourth quarter, reflecting continued investment in our growth brands. On a GAAP basis, SG&A was 28.3 percent of sales.

•                 Research and development (R&D) was 15.6 percent of sales in the quarter, reflecting funding actions in support of our emerging mid- and late-stage pipeline assets and the continued pursuit of additional HUMIRA indications.

•                 Net interest expense was $68 million, and the adjusted tax rate was 22.2 percent in the quarter. On a GAAP basis, the fourth-quarter tax rate was 21.6 percent.

•                 Fourth-quarter diluted earnings per share were $0.70 on a GAAP basis. Adjusted diluted earnings per share, excluding intangible asset amortization expense and other specified items, were $0.82.

Key Events from the Fourth Quarter

•                 This morning, AbbVie announced completion of its Phase 3 hepatitis C virus (HCV) studies; including top-line results from four remaining registrational HCV trials: TURQUOISE-II, PEARL-II, PEARL-III, and PEARL-IV trials.

Results from the TURQUOISE-II study, which examined treatment of HCV in 380 patients with cirrhosis, a difficult-to-treat population, showed that patients treated for 12 weeks with the AbbVie combination achieved 92 percent sustained virologic response at 12 weeks post treatment (SVR12). 96 percent of patients treated with the AbbVie regimen for 24 weeks achieved SVR12.

The PEARL-II and PEARL-III studies evaluated the potential for ribavirin-free therapy in genotype 1b (GT1b) experienced and naïve patients, respectively. PEARL-IV evaluated the potential for ribavirin-free therapy in genotype 1a (GT1a) naïve patients. Results from the PEARL-II study (n=179) showed that 100 percent of the GT1b experienced patients treated with the AbbVie combination without ribavirin achieved SVR12. Patients treated with the ribavirin-containing regimen, achieved 97 percent SVR12. Results from the PEARL-III study (n=419) showed that GT1b naïve patients treated with our combination, with and without ribavirin, achieved 99 percent SVR12. The PEARL-IV study (n=305) showed that even in the more difficult to treat GT1a patients, our regimen with ribavirin achieved an SVR12 rate of 97 percent and the ribavirin-free regimen produced an SVR12 rate of 90 percent.

Key Events from the Fourth Quarter (continued)

•                 During the quarter, AbbVie announced top-line Phase 3 HCV results from the SAPPHIRE-I and SAPPHIRE-II studies, which examined AbbVie’s HCV regimen in naïve and treatment-experienced patients. Results from the SAPPHIRE trials showed that in both naïve and treatment-experienced patients, treatment with AbbVie’s 3-DAA therapy plus ribavirin produced high SVR rates of 96 percent. Additionally, the regimen was well-tolerated, with discontinuations due to adverse events reported in only one percent of patients receiving the combination.

•                 AbbVie recently announced the initiation of a Phase 3 clinical trial evaluating the safety and efficacy of its investigational compound, veliparib (ABT-888), when added to carboplatin, a chemotherapy, in women with early-stage, triple-negative breast cancer.  The three-arm trial will compare the addition of veliparib plus carboplatin or placebo plus carboplatin to standard neoadjuvant chemotherapy.  We expect Phase 3 starts for veliparib in additional cancer types in 2014.

•                 AbbVie and its partner recently initiated a Phase 3 comparative clinical trial designed to evaluate the efficacy and safety of ABT-199/GDC-0199, an investigational BCL-2 (B-cell lymphoma 2) selective inhibitor, in patients with relapsed refractory chronic lymphocytic leukemia (CLL). The study will compare the combination of ABT-199/GDC-0199 and rituximab to the combination of bendamustine and rituximab. Rituximab and bendamustine are commonly used to treat patients with CLL.

Issuing Full-Year 2014 Outlook

AbbVie expects 2014 revenue of approximately $19 billion, excluding any potential revenue from the expected 2014 U.S. launch of our HCV therapy. AbbVie is issuing diluted earnings-per-share guidance for the full-year 2014 of $3.00 to $3.10 on an adjusted basis, or $2.63 to $2.73 on a GAAP basis. The company’s 2014 adjusted diluted earnings-per-share guidance excludes $0.37 per share of intangible asset amortization expense and other specified items primarily associated with certain separation-related costs and ongoing restructuring activities.

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories.  The company’s mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases.  AbbVie employs approximately 25,000 people worldwide and markets medicines in more than 170 countries.  For further information on the company and its people, portfolio and commitments, please visit www.abbvie.com.  Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our fourth-quarter performance.  Participating on the call will be Rick Gonzalez, chairman and chief executive officer;  Bill Chase, executive vice president and chief financial officer;  Laura Schumacher, executive vice president, business development, external affairs and general counsel;  Scott Brun, vice president of clinical development;  and Larry Peepo, vice president of investor relations.  The call will be webcast through AbbVie’s Investor Relations Web site at www.abbvieinvestor.com.  An archived edition of the call will be available after 10:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2013 are presented on both a reported and a non-GAAP basis.  Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period.  Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release.  AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business.  Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.  The company’s 2014 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements.  AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry.  Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2012 Annual Report on Form 10-K/A, which has been filed with the Securities and Exchange Commission.  AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:

Jennifer Smoter	Larry Peepo
(847) 935-8865	(847) 935-6722

Adelle Infante	Liz Shea
(847) 938-8745	(847) 935-2211

AbbVie Inc.

Key Product Sales

Quarter Ended December 31, 2013

(Unaudited)

				% Change vs. 4Q12
	Sales (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
TOTAL SALES	$2,818	$2,293	$5,111	(8.2%)	9.2%	7.5%	(1.1%)	(1.8%)
Humira	1,667	1,372	3,039	18.1	8.0	8.2	13.3	13.4
Synagis	--	314	314	n/m	8.4	(1.4)	2.9	(6.4)
AndroGel	289	--	289	(20.9)	n/a	n/a	(20.9)	(20.9)
Kaletra	63	165	228	(24.0)	0.2	(0.9)	(7.8)	(8.6)
Lupron	156	53	209	0.5	(1.7)	(5.0)	(0.1)	(1.0)
Synthroid	189	--	189	12.8	n/a	n/a	12.8	12.8
Sevoflurane	23	133	156	(20.9)	6.3	3.6	1.3	(0.9)
Creon	115	--	115	9.3	n/a	n/a	9.3	9.3
Zemplar	57	44	101	(16.8)	14.9	16.2	(5.4)	(4.9)
Duodopa	--	49	49	n/a	15.7	20.1	15.7	20.1
Niaspan	31	--	31	(88.9)	n/a	n/a	(88.9)	(88.9)
TriCor/Trilipix	29	--	29	(85.4)	n/a	n/a	(85.4)	(85.4)

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.

n/a = not applicable

n/m = not meaningful

AbbVie Inc.

Key Product Sales

Twelve Months Ended December 31, 2013

(Unaudited)

				% Change vs. 12M12
	Sales (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
TOTAL SALES	$10,181	$8,609	$18,790	(2.4%)	10.1%	8.4%	2.9%	2.2%
Humira	5,236	5,423	10,659	19.6	11.7	10.9	15.4	15.0
AndroGel	1,035	--	1,035	(10.1)	n/a	n/a	(10.1)	(10.1)
Kaletra	244	718	962	(12.8)	(1.0)	(2.1)	(4.2)	(5.0)
Synagis	--	827	827	n/m	9.2	0.2	7.0	(1.8)
Lupron	566	219	785	(0.6)	(3.2)	(5.0)	(1.4)	(1.9)
Niaspan	650	--	650	(28.7)	n/a	n/a	(28.7)	(28.7)
Synthroid	622	--	622	12.9	n/a	n/a	12.9	12.9
Sevoflurane	77	491	568	(5.4)	(3.6)	(5.7)	(3.8)	(5.6)
Creon	412	--	412	16.5	n/a	n/a	16.5	16.5
Zemplar	218	171	389	(5.1)	10.7	11.7	1.2	1.6
TriCor/Trilipix	303	--	303	(72.4)	n/a	n/a	(72.4)	(72.4)
Duodopa	--	178	178	n/a	16.4	19.5	16.4	19.5

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.

n/a = not applicable

n/m = not meaningful

AbbVie Inc.

Consolidated Statements of Earnings

Quarter and Twelve Months Ended December 31, 2013 and 2012

(Unaudited) (In millions, except per share data)

	Fourth Quarter Ended December 31		Twelve Months Ended December 31
	2013	2012	2013	2012
Net sales	$5,111	$5,206	$18,790	$18,380

Cost of products sold	1,282	1,265	4,581	4,508
Selling, general and administrative	1,448	1,411	5,352	4,989
Research and development	798	681	2,855	2,778
Acquired in-process research and development	48	28	338	288
Total operating cost and expenses	3,576	3,385	13,126	12,563

Operating earnings	1,535	1,821	5,664	5,817

Interest (income) expense, net	68	88	278	84
Net foreign exchange (gain) loss	15	(10)	55	17
Other (income) expense, net	13	30	(1)	(9)
Earnings before income tax	1,439	1,713	5,332	5,725
Income tax expense	311	173	1,204	450
Net earnings	$1,128	$1,540	$4,128	$5,275

Diluted earnings per share	$0.70	$0.98	$2.56	$3.35

Average diluted shares outstanding	1,608	1,577	1,604	1,577

Note:  The computation of diluted earnings per share for the quarter and twelve months ended Dec. 31, 2013 was calculated pursuant to the two-class method which requires the allocation of net earnings between common stockholders and participating security holders.  On Jan. 1, 2013, Abbott Laboratories distributed 1,577 million shares of AbbVie common stock to Abbott’s shareholders in connection with the separation of AbbVie from Abbott.  The computation of diluted earnings per share for the quarter and twelve months ended Dec. 31, 2012 was calculated using the shares distributed on Jan. 1, 2013.

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended December 31, 2013

(Unaudited) (In millions, except per share data)

1.                  Specified items impacted results as follows:

	4Q13
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,439	$1,128	$0.70
Adjusted for specified items:
Intangible asset amortization	101	76	0.05
Separation costs	103	66	0.04
Acquired IPR&D	48	48	0.03
Restructuring/Other	11	7	0.00
As adjusted (non-GAAP)	$1,702	$1,325	$0.82

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D reflects upfront payments related to previously announced collaborations.  Restructuring/Other is primarily associated with previously announced restructuring activities.

2.            The impact of the specified items by line item was as follows:

		4Q13
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other (income) expense
As reported (GAAP)	$1,282	$1,448	$798	$48	$13
Adjusted for specified items:
Intangible asset amortization	(101)	--	--	--	--
Separation costs	(5)	(95)	(3)	--	--
Acquired IPR&D	--	--	--	(48)	--
Restructuring/Other	(8)	--	--	--	(3)
As adjusted (non-GAAP)	$1,168	$1,353	$795	--	$10

3.                   The adjusted tax rate for the fourth quarter was 22.2 percent, as detailed below:

	4Q13
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$1,439	$311	21.6%
Specified items	263	66	25.1%
As adjusted (non-GAAP)	$1,702	$377	22.2%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Twelve Months Ended December 31, 2013

(Unaudited) (In millions, except per share data)

1.                  Specified items impacted results as follows:

	12M13
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$5,332	$4,128	$2.56
Adjusted for specified items:
Intangible asset amortization	509	370	0.23
Separation costs	255	163	0.10
Acquired IPR&D	338	338	0.21
Restructuring/Other	81	67	0.04
As adjusted (non-GAAP)	$6,515	$5,066	$3.14

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D reflects upfront payments related to previously announced collaborations.  Restructuring/Other is primarily associated with previously announced restructuring activities.

2.                  The impact of the specified items by line item was as follows:

		12M13
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Net foreign exchange (gain) loss	Other (income) expense
As reported (GAAP)	$4,581	$5,352	$2,855	$338	$55	($1)
Adjusted for specified items:
Intangible asset amortization	(509)	--	--	--	--	--
Separation costs	(16)	(230)	(9)	--	--	--
Acquired IPR&D	--	--	--	(338)	--	--
Restructuring/Other	(5)	(38)	(15)	--	(11)	(12)
As adjusted (non-GAAP)	$4,051	$5,084	$2,831	--	44	($13)

3.                  The adjusted tax rate for the fourth quarter was 22.2 percent, as detailed below:

	12M13
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$5,332	$1,204	22.6%
Specified items	1,183	245	20.7%
As adjusted (non-GAAP)	$6,515	$1,449	22.2%